SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------

                                   FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): August 24, 2001


                        TRIDON ENTERPRISES INCORPORATED
            (Exact name of registrant as specified in its charter)


            Colorado                                         13-3183646
   (State or other jurisdiction of                        (I.R.S. employer
    incorporation or organization)                     identification number)

345 North Maple Drive, Suite 281 Beverly Hills, CA 90210 (Address of principal executive offices) (Zip code)

              Registrant's telephone number, including area code:
                                (310) 276-6742


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Item 4    Changes in Registrant's Certifying Accountant

     For the fiscal years ended April 30, 2000 and 1999 and the interim period subsequent to April 30, 2000, the firm of Caldwell, Becker, Dervin, Petrick & Co., L.L.P. ("Caldwell, Becker") served as the Company's auditors. Effective August 24, 2001, the Board of Directors of the Company approved the change of accountants. On August 24, 2001, management of the Company dismissed Caldwell, Becker and engaged Hurley & Company of Granada Hills, California, as its independent public accountants to audit its financial statements for the fiscal year ended April 30, 2001.

     During the period of engagement of Caldwell, Becker there were no disagreements between the Company and Caldwell, Becker on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements (if not resolved to the satisfaction of Caldwell, Becker) would have caused Caldwell, Becker to make reference in connection with their report to the subject matter of the disagreements. The accountants' report on the financial statements of the Company for the fiscal years ended April 30, 2000 and 1999 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope or accounting principles, except to express doubt as to the Company's ability to continue as a going concern.

     The Company has requested Caldwell, Becker to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Caldwell, Becker agrees with the above statements, which letter will be filed by amendment.



                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 31, 2001

                                        TRIDON ENTERPRISES INCORPORATED



                                        By:  /s/ Brian Brick
                                           ---------------------------
                                           Name:  Brian Brick
                                           Title: President